Exhibit 10.6
June 5, 2008
Winton Capital Management
1a. St. Mary Abbot’s Place
Kensington, London W86LS,
U.K.
Attention: Mr. Martin Hunt
          Re:      Management Agreement Renewals
Dear Mr. Hunt:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney Diversified Futures Fund L.P.

•	SSB Orion Futures Fund L.P.

•	CMF Winton Feeder LP I

•	CMF Winton Master Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	AURORA III

•	CMF Institutional Futures Portfolio LP

•	Citigroup Abingdon Futures Fund L.P.

•	Citigroup Global Futures Fund Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

WINTON CAPITAL MANAGEMENT

By:	/s/ Martin Hunt
Print Name: Martin Hunt, Director
JM/sr